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                                                                   EXHIBIT 10.17


                             AMERIGAS PROPANE, INC.
                               ANNUAL BONUS PLAN
                               EFFECTIVE 10-1-98

                                LEADERSHIP TEAM
                                ---------------


TARGET BONUS:

Target bonus percents are separately established for each position and are set at the 75th percentile of competitive practice.

Target Bonus amount to be leveraged up or down based on achievement of certain goals, which will be determined annually by management and approved by the Board of Directors. Such goals will be 100% financial for the President/CEO and a combination of financial and non-financial goals for all other participants with 70% of the target bonus based on financial performance and 30% on non-financial goals. The focus of both the financial and the non-financial goals will be performance standards that are under management's control and which reward management for improving the overall quality of the business.

A leverage table will be used for each of the established goals to reward management for degree of achievement. Goals are independent of one another, i.e. bonus payments will be made for achievement of any one or more of the established goals in accordance with measurement criteria and leverage tables.


AMERIGAS FINANCIAL PERFORMANCE
------------------------------

The AmeriGas financial performance measurement will be the Company's actual EBITDA achievement for the fiscal year. The minimum level of acceptable achievement for bonus purposes will be set at approximately 80% of the Company's EBITDA budget for the fiscal year.


AMERIGAS NON-FINANCIAL PERFORMANCE
----------------------------------

Three non-financial goals will be established each year, each weighted at 10% of the target bonus opportunity. The non-financial goals will be directly linked to areas of significant business focus as determined by senior management and the Board of Directors. Leverage tables will be established for each goal with payouts ranging from 0 to 150%, based on degree of achievement of the targeted objective.